Exhibit 10.1

THE BURLINGTON NORTHERN SANTA FE SUPPLEMENTAL RETIREMENT

PLAN

Effective October 1, 1996, as amended through July 21, 2005

Section 1

General

1.1 Purpose

Burlington Northern Santa Fe Corporation has established the Burlington Northern Santa Fe Supplemental Retirement Plan (the “Supplemental Plan”), effective October 1, 1996 to enable eligible employees of the Company and its affiliates to receive retirement income and other benefits in addition to the retirement income and other benefits payable under the qualified plans of the Company. The Company and any of its affiliates that adopts the Supplemental Plan with the consent of the Vice President – Human Resources and Medical of the Company (the “Administrator”) are referred to below collectively as the “Employers” and individually as an “Employer”.

1.2 ERISA

For purposes of applying Title I of ERISA, the Supplemental Plan consists of two components: (a) an “excess benefit” plan, within the meaning of section 3(36) of ERISA (the “Excess Plan”) and (b) a plan maintained primarily for the purpose of providing supplemental retirement benefits for a select group of management or highly compensated employees within the meaning of section 301 (a)(3) of ERISA (the “Management Plan”). All benefits provided under the Supplemental Plan will be provided under the Excess Plan component, except to the extent that such benefits may not be provided under an excess plan as defined under section 3{36) of ERISA. Any benefits that may not be provided under the Excess Plan component will be provided under the Management Plan component.

1.3 Administration

The Supplemental Plan shall be administered by the Administrator as more fully described in Section 5 hereof.

1.4 Source of Benefits

The amount of any benefit payable under the Supplemental Plan will be paid in cash from the general assets of the Employers or from one or more trusts, the assets of which are subject to the claims of the Employers’ general creditors in the event of bankruptcy or insolvency. Such amounts payable shall be reflected on the accounting records of the Employers but shall not be construed to create, or require the creation of, a trust, custodial or escrow account. Nothing contained in this Supplemental Plan and no action taken pursuant to its provisions, shall create a trust or fiduciary relationship of any kind between an Employer and an employee or any other person. Neither an employee or beneficiary of an employee shall acquire any interest greater than that of an unsecured creditor, subject to any preferences provided by federal bankruptcy laws.

1.5 Applicable Laws

The Supplemental Plan shall be construed and administered in accordance with the internal laws of the State of Texas to the extent that such laws are not preempted by the laws of the United States.

1.6 Gender and Number

Where the context admits, words in any gender shall include any other gender words, and the singular shall include the plural, and the plural shall include the singular.

1.7 Capitalized Terms

Capitalized terms shall have the meaning as defined herein or as defined in the Burlington Northern Santa Fe Retirement Plan (“Retirement Plan”).

1.8 Severability of Plan Provisions

In the event any provision of the Supplemental Plan shall be held invalid or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Supplemental Plan, but the Supplemental Plan shall be construed and enforced as if the invalid or illegal provision had never been inserted, and the Company shall have the right to correct and remedy such questions of invalidity or illegality by amendment as provided in the Supplemental Plan.

1.9 Notices

Any notice or document required to be filed with the Administrator under the Supplemental Plan will be properly filed if delivered or mailed by certified mail to the Administrator or the Administrator’s delegate, in care of the Company, at its principal executive offices or such other address as may be specified by the Administrator. Any notice required under the Supplemental Plan may be waived by the party entitled to notice.

Section 2

Participation

2.1 Participation

Subject to any conditions or limitations of the Supplemental Plan, each in individual who was a Participant in the Santa Fe Pacific Supplemental Retirement Plan and the Burlington Northern Inc. Supplemental Benefits Plan immediately prior to the Effective Date under the provisions of the predecessor supplemental plans relating to pension make-up benefits will continue to be a Participant under this Section 2 on and after that date, and each other employee of an Employer who was not a Participant immediately prior to the Effective Date will automatically be enrolled in and become a a participant in the Supplemental Plan under this section on the first day upon which he satisfies the following requirements:

(a) he is a participant in the Burlington Northern Santa Fe Retirement Plan; and

(b) his benefits under the Retirement Plan are limited as a result of any of the provisions set forth in subparagraphs (i) and/or (ii) below:

(i) the compensation limitations of section 401(a)(17) of the Code or the benefit limitation of sections 415(b) or 415(e) of the Code; or

(ii) the Retirement Plan does not take into account as compensation any non- qualified deferred compensation, compensation foregone in exchange for a Company stock award as set forth in Schedule A to this Supplemental Plan, or any other such compensatory arrangement as may be established by the Company as set forth in Schedule A. Schedule A is hereby attached hereto and incorporated by reference.

2.2 Plan Not Contract of Employment

The Supplemental Plan does not constitute a contract of employment, and participation in the Supplemental Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Supplemental Plan, unless such right or claim has specifically accrued under the terms of the Supplemental Plan.

Section 3

Amount of Supplemental Plan Benefits

3.1 Amount of Benefits

A Participant under this Section 3 shall be eligible for a supplemental retirement benefit under this Supplemental Plan in an amount equal to:

(a) the amount of the monthly benefit to which the Participant, surviving souse, or contingent annuitant as defined in the Retirement Plan would be entitled under the Retirement Plan, if (i) such benefit were determined without regard to the compensation limitations of section 401(a)(17) of the Code and without regard to the limitations imposed by section 415 of the Code, and (ii) if not credited under the Retirement Plan, the Retirement Plan included as compensation any Participant contributions under a non-qualified deferred compensation arrangement, compensation foregone in exchange for a Company stock award as set forth in Schedule A to this Supplemental Plan, or any other such compensatory arrangement as may be established by the Company as set forth in Schedule A. To the extent that any compensation is taken into account under the Excess Plan, such compensation shall not be taken into account on the Management Plan.

REDUCED BY

(b) the amount of the actual benefit payable under the Retirement Plan to or on account of the Participant, surviving spouse, or contingent annuitant.

Section 4

Vesting and Payment of Supplemental Benefits

4.1 Vesting

A Participant shall have become vested and have a nonforfeitable interest in his benefits determined under Section 4 of the Supplemental Plan when and to the extent that his accrued benefit under the Retirement Plan becomes vested and nonforfeitable. Notwithstanding the foregoing provisions of this subsection 4.1, a Participant or his beneficiary shall have no right to any benefits under the Supplemental Plan, if the Administrator or his Employer determines that he engaged in a willful, deliberate or grossly negligent act of commission or omission which is substantially injurious to the finances or reputation of the Employers.

4.2 Payment of Plan Benefits to Participants

A Participant’s vested benefits under the Supplemental Plan will be paid to him in the same form, on the same dates and for the same period during which benefits are payable to him under the Retirement Plan, to the extent permitted under Section 409A of the Code. Subject to the last sentence of this subsection 4.2 and notwithstanding any other provision of this Supplemental Plan to the contrary, a Participant may elect, not less than one (1) year prior to a Participant’s retirement date under the Supplemental Plan, subject to the discretion of the Committee, to receive

(i)	a single sum in full satisfaction of any liability of the Supplemental Plan to such Participant calculated in accordance with Article 9.02(g) of the Retirement Plan, or

(ii)	the single sum value of his vested benefits under the Supplemental Plan, calculated in accordance with Article 9.02(g) of the Retirement Plan, payable in monthly installments over a period of five or ten years, beginning on the date that payment commences under the Retirement Plan, with such installment payments computed with reference to the interest discount rate for lump sums set forth in Schedule A of the Retirement Plan.

If a Participant retires less than one year after making such an election, the election shall have no force or effect. If a Participant changes an election, such a change will revoke any previous election if the change is made at least one year prior to the Participant’s retirement date under the Supplemental Plan. Notwithstanding the above provisions of this subsection 4.2 or any other provisions of this Supplemental Plan, it is intended that the Supplemental Plan shall in all respects be operated in accordance with the provisions and principles of the American Jobs Creation Act of 2004.

4.3 Payment of Plan Benefits to Beneficiaries

If a Participant dies before he has commenced the receipt of vested benefits, his surviving spouse shall receive such death benefits or pre-retirement surviving spouse benefits, if any, as would be provided under the Retirement Plan, calculated and paid in the same form and manner as under the Retirement Plan. If a Participant dies after he has commenced the receipt of benefits, there are no death benefits payable under the Supplemental Plan except as may be provided under the distribution method applicable to such benefits in accordance with subsection 4.2 hereof, provided, however, that if a Participant elects to receive his vested benefits in monthly installments over a period of five or ten years and dies before all of such installments have been paid, the payment of such installment benefits shall continue to the Participant’s Contingent Annuitant under the Retirement Plan for the remainder of the installment period.

4.4 Alienation of Benefits

The benefits payable to, or on account of, any individual under the Supplemental Plan may not be voluntarily or involuntarily assigned or alienated.

4.5 Tax Liability

The Employers may withhold from any payment of benefits hereunder any taxes required to be withheld and such sum as the Employers may reasonably estimate to be necessary to cover any taxes for which the Employers may be liable and which may be assessed with regard to such payment.

Section 5

Administration

5.1 Authority

The Administrator shall have the following discretionary authority, powers, rights and duties in addition to those vested in the Administrator elsewhere in the Supplemental Plan:

(a) to adopt and apply in a uniform and nondiscriminatory manner to all persons similarly situated, such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Supplemental Plan and as are consistent with the provisions of the Supplemental Plan;

(b) to enforce the Supplemental Plan in accordance with its terms and with such applicable rules and regulations as may be adopted by the Administrator;

(c) to determine conclusively all questions arising under the Supplemental Plan, including the power to determine the eligibility of employees and the rights of Participants and other persons entitled to benefits under the Supplemental Plan and their respective benefits, to make factual findings and to remedy ambiguities, inconsistencies or omissions of whatever kind;

(d) to maintain and keep adequate records concerning the Supplemental Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

(e) to direct all payment of benefits under the Supplemental Plan; and

(f) to employ such agents, attorney, accountants or other persons (who may also be employed by or represent the Employers) for such purposes as the Administrator considers necessary or desirable to discharge the Administrator’s duties.

The Administrator may from time to time delegate duties to members of the Human Resources Department or other employees of the Company.

5.2 Information to be Furnished to the Administrator

The Employers shall furnish to the Administrator such data, tax withholding certifications and information as may be required for it to discharge its duties, and the records of the Employers shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Supplemental PIan must furnish to the Administrator such evidence, data or information as the Administrator considers desirable to carry out the Supplemental Plan.

5.3 Decisions

Any interpretation of the Supplemental Plan and any decision on any matter within the discretion of the Administrator made by the Administrator shall be binding on all persons, provided, however, that any person claiming entitlement to benefits in an amount other than that received shall have the right after review and denial, in whole or in part, of such claim by the Administrator to a review of such denial by the Burlington Northern Santa Fe Employee Benefits Committee (hereinafter the “Committee”). Such review shall be initiated by the written request therefore by such person filed with the Committee within 60 days after receipt by the person of the denial by the Administrator. The Committee may from time to time delegate its duties to members of the Human Resources Department or other employees of the Company. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

Section 6

Amendment and Termination

6.1 Amendment and Termination

The Supplemental Plan may be amended at any time and from time to time by the Chief Executive Officer of the Company or resolution of the Board of Directors of the Company; provided however, the Chief Executive Officer of the Company may not amend the Plan in any manner which would make benefit or other changes materially increasing an Employing Company’s liabilities under the Plan, make amendments required by law to be approved by the Board of Directors or a committee thereof, make amendments which change the design of the Plan with respect to the allocation of responsibilities, or make changes affecting the Company’s indemnification obligations. The Supplemental Plan may be terminated by resolution of the Board of Directors of the Company. No amendment or termination of the Supplemental Plan may:

(a) reduce or impair the interests of Participants in benefits being paid under the Supplemental Plan as of the date of the amendment or termination, as the case may be; or

(b) reduce the amount of Supplemental benefits payable to or on account of an employee of an Employer to an amount which is less that the amount to which he would be entitled in accordance with the provisions of the Supplemental Plan if the employee terminated employment immediately prior to the date of the amendment or termination, as the case may be.

6.2 Merger

No Employer will merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangements, satisfactory to the Administrator, for the payment of any benefits payable under the Supplemental Plan.

Section 7

Change in Control

7.1 Definition.

A “Change in Control” shall be deemed to have occurred if:

(1)	any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(2)	during any period of two consecutive years (not including any period prior to the effective date of this provision), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (1), (3) or (4) of this definition) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(3)	the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinabove defined) acquires more than 25% of the combined voting power of the Company’s then outstanding securities; or

(4)	the stockholders of the Company adopt a plan of complete liquidation of the Company or approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. For purposes of this clause (4), the term “the sale or disposition by the Company of all or substantially all of the Company’s assets” shall mean a sale or other disposition transaction or series of related transactions involving assets of the company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors of the Company determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). For purposes of the preceding sentence, the “fair market value of the Company” shall be the aggregate market value of the outstanding shares of Stock (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities. The aggregate market value of the shares of Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) shall be determined by the average closing price of the shares of Stock for the ten trading days immediately preceding the Transaction Date. The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the immediately preceding sentence for determining the aggregate market value of the shares of Stock or by such other method as the Board of Directors of the Company shall determine is appropriate.

Notwithstanding the foregoing, a merger, consolidation, acquisition of common control, or business combination of the Company and a Class I Railroad or a holding company of a Class I railroad that is approved by the Board shall not constitute a “Change in Control” unless the Board makes a determination that the transaction shall constitute a “Change in Control.”

7.2 Effect of a Change in Control

Notwithstanding any other provision of the Supplemental Plan to the contrary, in the event of a Change in Control, (i) each Participant shall immediately be fully vested in the amounts accrued under the Supplemental Plan and (ii) the present value of any benefits payable under this Supplemental Plan shall be deposited in cash in the BNSF rabbi trust established for such purpose.

SCHEDULE A

Plans and Programs providing for non-qualified deferred compensation or compensation foregone in exchange for a Company stock award which is not taken into account under the Retirement Plan but which is taken into account under the Supplemental Plan

Burlington Northern Inc. Deferred Compensation Plan

Santa Fe Pacific Supplemental Deferred Compensation Plan

Burlington Northern Santa Fe Incentive Bonus Stock Program

Burlington Northern Santa Fe Salary Exchange Option Program

Burlington Northern Santa Fe Estate Enhancement Program

Santa Fe Pacific Supplemental Retirement and Savings Plan

Burlington Northern Santa Fe Supplemental Investment and Retirement Plan

Other compensatory arrangement established by the Company relating to benefits under the Supplemental Plan

Retirement Benefit Agreement between R. D. Krebs and Santa Fe Pacific Corporation, dated March 24, 1992

Retirement Benefit Agreement between R. D. Krebs and Burlington Northern Santa Fe Corporation, dated December 12, 2001

Retirement Benefit Agreement between M. D. Dealy and The Atchison, Topeka and Santa Fe Railway Company, dated July 19, 1993

Retirement Benefit Agreement between BNSF Corporation and John Klaus, dated January 22, 2000

Retirement Benefit Agreement between Burlington Northern Santa Fe Corporation and Mr. Craig Hill, dated January 26, 2000

Retirement Benefit Agreement between BNSF Corporation and Sami Shalah, dated January 27, 2000

Retirement Benefit Agreement between BNSF Corporation and Gloria Zamora, dated October 30, 2001

Retirement Benefit Agreement between Burlington Northern Santa Fe Corporation and Mr. Matthew K. Rose, dated April 19, 2002

Retirement Benefit Agreement between BNSF Corporation and John Lanigan, dated March 20, 2003

Retirement Benefit Agreement between Burlington Northern Santa Fe Corporation and Mr. Charles L. Schultz, dated May 22, 2003